Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Pathway Series International Portfolio (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

        For            Against         Abstain         Broker Non-Votes*
        ---            -------         -------         -----------------

      443,784           20,111          19,184                 0

2.    To elect Trustees.


                                                      Number of Votes:
                                                      ----------------

                      Trustee                  For                      Withheld
                      -------                  ---                      --------

         Dr. Rosita P. Chang                 467,676                     15,403

         Edgar R. Fiedler                    468,570                     14,510

         Peter B. Freeman                    467,178                     15,902

         Dr. J. D. Hammond                   468,397                     14,682

         Richard M. Hunt                     467,438                     15,641

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

        For            Against         Abstain         Broker Non-Votes*
        ---            -------         -------         -----------------

      424,456           28,383          21,062               9,178


4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

        For            Against         Abstain         Broker Non-Votes*
        ---            -------         -------         -----------------

      432,333           25,393          19,826               9,178


5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Borrowing                        429,962           25,034            18,905            9,178
         5.2   Senior securities                431,260           15,156            27,485            9,178
         5.3   Underwriting of securities       434,794           11,622            27,485            9,178
         5.4   Investment in real estate        431,388           15,028            27,485            9,178
         5.5   Purchase of physical             431,611           14,805            27,485            9,178
               commodities
         5.6   Loans                            434,703           11,713            27,485            9,178

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

         458,212                     3,627                      21,240

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.